Exhibit 99.1

Staffing 360 Solutions Announces Financial Results for Fiscal Q2 2017

Company Reports Revenue of $42.1 Million, Gross Profit of $7.9 Million, Net Loss of $0.6 Million and Adjusted EBITDA of $1.5 Million

New York, NY – August 15, 2017 – Staffing 360 Solutions, Inc. (Nasdaq: STAF), a public company executing an international buy-and-build strategy through the acquisition of staffing organizations in the United States and in the United Kingdom, released its financial results today for its fiscal quarter ended July 1, 2017.

“We are pleased to report our latest set of results,” stated Brendan Flood, Executive Chairman of Staffing 360 Solutions. “Despite a decline in revenue in the quarter, Q2 2017 saw our first positive Income from Operations (of $0.8 million against a loss in the previous year of $1.3m) and continued the improvements to our operations, to our Balance Sheet, and to our Cash Flows from Operating Activities.”

Summary of the Fiscal Second Quarter Ended July 1, 2017

•	Revenue of $42.1 million, a 9.1% decrease from $46.3 million in Q2 2016. On a constant currency basis, the decrease was 6.6%;
•	Gross profit of $7.9 million, was flat year on year;
•	Income from Operations was $0.8 million compared to a Loss of $1.3m in 2016;
•

Net loss* attributable to common stock reduced to $0.6 million compared to $2.6 million in Q2 2016. The current year includes non-cash accounting charges of $1.5 million and the prior year includes a non-cash accounting gain of $0.5 million;

•	Adjusted EBITDA of $1.5 million, was flat year on year. Impact of currency was not significant;
•	Trailing Twelve Month Adjusted EBITDA of $5.33 million, an 18.7% increase over $4.49 million for the comparable trailing period.

* A table has been included in this press release reconciling Net loss to Adjusted EBITDA.

Mr. Flood continued, “Q2 continued our emphasis on improving the fundamentals of the company. We exited $1.1m of low margin business and continue to improve our underlying gross margin, improving from 17.3% in Q2 2016 to 18.8% in Q2 2017. As mentioned last quarter we have several new contracts that will ramp up from mid-Summer that we anticipate will have an important impact on the second half of the year.  By continuing to generate improvements in margins, we expect to see even more improvements in Adjusted EBITDA as sales begin to accelerate throughout the second half of 2017.”

The Company encourages investors to review its Form 10-Q for the fiscal quarter ended July 1, 2017 for additional information regarding the Company’s results of operations, liquidity, reviewed financial statements and other pertinent information.

“During Q2 2017 we continued to improve the quality of our Balance Sheet. In addition to our improvements in efficiencies and Adjusted EBITDA, this has been a significant quarter from a capital raising perspective,” stated David Faiman, Chief Financial Officer.  “As we continue to realize economies of scale, we have raised over $9 million since January 1, 2017 to position ourselves for further growth. We have also improved debt ratios with the improvements of our Adjusted EBITDA.  We are currently reporting $5.3 million of trailing twelve month Adjusted EBITDA compared to $13.6 million of net debt, resulting in a 2.6x leverage ratio, compared to 3.1x for the comparative period.”

“Staffing 360 Solutions has continued to drive major developments this quarter and we look forward to discussing them in more detail on our earnings conference call,” said Matt Briand, President and Chief Executive Officer.  “With the improving efficiency of our cost base, we believe we are in a stronger position for future growth.  We encourage investors to dial into our conference call and to download our Earnings Call Presentation from our website, which should provide additional understanding and assistance for investors to follow during the course of our call; we anticipate that this will continue to be a supplemental component of our calls going forward.”

Earnings Conference Call

Staffing 360 Solutions will host its earnings conference call on Wednesday, August 16, 2017 at 9:00 am Eastern Time to discuss the Company’s financial results for the period ended July 1, 2017, as well as its latest developments. The conference call will include a Q&A session where investors will have the opportunity to ask questions of management.

The teleconference can be accessed by dialing 877.407.0778 within the United States, 800.756.3429 within the UK, or 201.689.8565 internationally.  Please dial in 10 minutes prior to the beginning of the call. There will be a playback of the teleconference available until September 16, 2017.  To listen to the playback, dial 877.481.4010 within the United States or 919.882.2331 internationally and use replay ID number: 19866.

The conference call will be simultaneously webcast and available at:

http://www.investorcalendar.com/event/19866.

In addition, the Company is releasing an Earnings Call Presentation to be followed during the conference call, which is available for download from the Company’s website at:

http://www.staffing360solutions.com/res.html

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (Nasdaq: STAF) is a public company in the staffing sector engaged in the execution of an international buy-and-build strategy through the acquisition of domestic and international staffing organizations in the United States and in the United Kingdom.  The Company believes that the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $300 million.  As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and Light Industrial staffing space.  For more information, please visit: www.staffing360solutions.com.

Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with US generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making regarding potential acquisitions, as well as a means to evaluate period-to period comparison. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and goodwill impairment charges.

Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements. These statements may be identified by words such as "expect," "look forward to," "anticipate" "intend," "plan," "believe," "seek," "estimate," "will," "project" or words of similar meaning.  Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Actual results may vary materially from those expressed or implied by the statements herein, including the goal of achieving annualized revenues of $300 million, due to  the Company’s ability to successfully raise sufficient capital on reasonable terms or at all, to consummate additional target acquisitions, to successfully integrate any newly acquired companies, to organically grow its business, to successfully defend any potential future litigation, changes in local or national economic conditions, the Company’s ability to comply with its contractual covenants, including in respect of its debt,  as well as various additional risks, many of which are unknown at this time and generally out of the Company’s control, and which are detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.  Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Corporate Investor Contact:

Staffing 360 Solutions, Inc.

Brendan Flood, Executive Chairman

info@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

David Faiman, Chief Financial Officer

+1.646.507.5711

info@staffing360solutions.com

Staffing 360 Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(All Amounts in Thousands)

       July 1,         December 31,

$000s               2017 2016     _

  (Unaudited)

ASSETS

Current Assets:

    Cash and cash equivalents$526        $650

    Accounts  receivable, net           19,993          22,274

    Prepaid expenses and other current assets 882 613

Total Current Assets            21,401          23,537

    Property  and equipment, net  891919

    Identifiable intangible assets, net              7,785            9,149

    Goodwill            15,779          15,779

    Other assets               4,279             4,573

Total Assets$          50,135$        53,957

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY

Current Liabilities:

     Accounts payable and accrued expenses$          16,962$        18,110

     Current portion of debt, net              3,361            3,639

     Accounts  receivable financing            12,896          15,605

     Other current liabilities   852             1,274

Total  Current Liabilities            34,071          38,628

     Long-term debt, net              6,805            3,997

     Other long-term liabilities               2,339             3,054

Total Liabilities             43,215           45,679

Commitments and contingencies——

Series D Preferred Stock— 612

Stockholders' Equity:

     Preferred stock——

     Common Stock——

     Additional paid in capital            58,307          54,658

     Accumulated other comprehensive income  552855

     Accumulated deficit            (51,939)         (47,847)

Total Stockholders' Equity               6,920             7,666

Total Liabilities, Mezzanine Equity and Stockholders' Equity$          50,135$         53,957

Staffing 360 Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(All Amounts in Thousands)

       April 2, 2017 to        April 3, 2016 to       January 1, 2017 to       January 3, 2016 to

          July 1, 2017          July 2, 2016                July 1, 2017                July 2, 2016     .

Revenue      $   42,117       $         46,313       $              82,829        $             89,473

Cost  of Revenue,  Excluding  Depreciation  and Amortization

Stated Below                   34,193                   38,323         67,579            74,257

Gross Profit      7,924      7,990         15,250            15,216

Operating Expenses:

     Selling, general and administrative expenses, excluding

       depreciation and amortization stated below     6,338     8,431        13,965           16,307

    Depreciation and amortization         760         839           1,520              1,332

Total Operating Expenses      7,098      9,270         15,485            17,639

Income (Loss) From Operations        826     (1,280)            (235)            (2,423)

Other Expenses:

    Interest expense      (580)      (792)          (1,082)            (1,392)

    Amortization of beneficial  conversion feature        —      (184)             (184)(367)

    Amortization of debt  discount  and deferred financing costs    (760)      (436)          (1,095)(909)

    Debt  extinguishment costs         —         —          (1,368)   —

    Other income (expense)        (23)       504 (21)                 482

Total  Other Expenses   (1,363)      (908)          (3,750)            (2,186)

Loss Before  Provision for Income Tax     (537)   (2,188)          (3,985)            (4,609)

    (Provision for) benefit  from  income taxes          (2)      (334)   (7)               (635)

Net Loss      (539)   (2,522)          (3,992)            (5,244)

    Net  income (loss) attributable to non-controlling interest         —           (5) —                   37

Net Loss Before  Preferred  Share Dividends      (539)   (2,517)          (3,992)            (5,281)

    Dividends  - Series A preferred  stock         (50)        (50)             (100) (100)

Net Loss Attributable  to Common Stock     $      (589)           $      (2,567)$        (4,092)$          (5,381)

Staffing 360 Solutions, Inc. and Subsidiaries

Reconciliation of Net Loss Attributable to Common Stock

to Adjusted EBITDA

(All Amounts in Thousands)

       April 2, 2017 to        April 3, 2016 to        January 1, 2017 to       January 3, 2016 to

          July 1, 2017          July 2, 2016                July 1, 2017                July 2, 2016     .

         (Unaudited)          (unaudited)             (Unaudited)(Unaudited)

Net Loss Attributable to Common Stock      $      (589)       $    (2,567)       $       (4,092)         $            (5,381)

Adjustments:

     Interest Expense      $       580       $        792       $        1,082           $             1,392

     Provision for Income Taxes           2        334               7              635

     Depreciation  and Amortization     1,520      1,113         2,799            2,608

EBITDA    1,513       (328)          (204)             (746)

     Acquisition, Capital Raising and Other

          Non-Recurring Expenses     (322)      2,034           260            2,700

     Other Non-Cash Charges      251         276        1,008               626

     Debt Extinguishment Costs         -            -        1,368  -

     Restructuring Charges          2             5               2 10

     Modification Expense        28            -             26 31

     Dividends – Series A Preferred Stock        50           50           100               100

     Other Expense         (7)        (509)              (7)              (523)

     Net Income Attributable to Non-Controlling Interest         -             (5)                - 37

Adjusted EBITDA      $   1,515$     1,523$       2,553$          2,235

TTM Adjusted EBITDA      $   5,331$     4,492  $       5,331$          4,492